SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

NYSE Euronext
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required. (See explanatory note below)

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

Safe Harbour Statement

NYSE Euronext will file a Solicitation/Recommendation Statement on Schedule 14D-9 in the event that Nasdaq OMX Group, Inc. and/or IntercontinentalExchange Inc. commences a tender offer for the outstanding shares of NYSE Euronext common stock. NYSE Euronext stockholders are strongly encouraged to read the Solicitation/Recommendation Statement if and when it becomes available, as it will contain important information. Stockholders will be able to obtain this Solicitation/Recommendation Statement, any amendments or supplements to the proxy statement and other documents filed by NYSE Euronext with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the Solicitation/Recommendation Statement and any amendments and supplements to the Solicitation/Recommendation Statement will also be available for free at NYSE Euronext’s website at www.nyse.com.

In connection with the proposed business combination transaction between NYSE Euronext and Deutsche Boerse AG, Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, has filed, and the SEC has declared effective on May 3, 2011, a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that includes (1) a proxy statement of NYSE Euronext that will also constitute a prospectus for Holding and (2) an offering prospectus of Holding to be used in connection with Holding’s offer to acquire Deutsche Boerse AG shares held by U.S. holders. NYSE Euronext will mail the definitive proxy statement/prospectus (when finalized) to its stockholders in connection with the vote to approve the merger of NYSE Euronext and a wholly owned subsidiary of Holding, and Holding will mail the offering prospectus to Deutsche Boerse AG shareholders in the United States in connection with Holding’s offer to acquire all of the outstanding shares of Deutsche Boerse AG. Holding has also filed an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”), which was approved by the BaFin for publication pursuant to the German Takeover Act (Wertpapiererwerbs-und Übernahmegesetz), and was published on May 4, 2011.

Investors and security holders are urged to read the definitive proxy statement/prospectus (when it becomes available), the offering prospectus and the offer document regarding the proposed business combination transaction because they contain important information. You may obtain a free copy of the definitive proxy statement/prospectus (when it becomes available), the offering prospectus and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s Web site at www.sec.gov. The definitive proxy statement/prospectus (when it becomes available) and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s Web site at www.nyse.com. The offer document is available at Holding’s Web site at www.global-exchange-operator.com.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Boerse AG or NYSE Euronext. The final terms and further provisions regarding the public offer are disclosed in the offer document that has been approved by the BaFin and in documents that have been filed with the SEC.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer is not being made directly or indirectly in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

This announcement and related materials do not constitute in France an offer for ordinary shares in Holding. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

Participants in the Solicitation

NYSE Euronext, Deutsche Boerse AG, Holding and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Euronext stockholders in respect of the proposed business combination transaction. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Forward-Looking Statements

This document includes forward-looking statements about NYSE Euronext, Deutsche Boerse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Boerse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Boerse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of NYSE Euronext, Deutsche Boerse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Article on Forbes.com featuring an interview with NYSE Euronext Executive Vice President, Scott Cutler (May 10, 2011).

NYSE: You Are Witnessing A “Complete Crushing” of the NASDAQ

May. 10 2011—8:00 pm

Forbes caught up with Scott Cutler of the New York Stock Exchange.

As the New York Stock Exchange fends off an unsolicited takeover bid by the Nasdaq, competition for prominent stock listings— especially those of the high-profile tech variety— has become cutthroat. Technology has traditionally been Nasdaq turf. The Nasdaq exchange still plays host to some world’s top technology companies including Intel, Google and Microsoft.

Just not for long, says the Big Board.

Last week, LinkedIn announced it will list its shares on the NYSE under the symbol “LNKD” becoming the latest high-profile tech company to shun the Nasdaq in favor of the NYSE. Pandora announced it will also be joining the NYSE under the coveted stock symbol “P”. Hot storage outfit Fusion-io said it will also list with the Big Board.

Renren, the “Facebook of China,” began trading on the NYSE last week.

Meanwhile, SuccessFactors recently announced the transfer of its listing from the Nasdaq to the NYSE. The NYSE is expected to announce it has poached another Nasdaq listee later this week.

Those bragging rights are critical as NYSE CEO Duncan Niederauer tries to convince NYSE Euronext shareholders to reject Nasdaq’s hostile big in favor of a friendly merger with Frankfurt-based Deutsche Börse, a move that would create the world’s largest exchange owner. Niederauer has his work cut out for him: Nasdaq’s offer represents a $1.3 billion premium over the Deutsche Börse deal. The NYSE has already twice rejected a meeting with Nasdaq chief executives, saying the hostile bid would lead to too much debt and regulatory concerns. At a UBS financial services conference today, Nasdaq CEO Robert Greifeld said he plans to move ahead with a tender offer “within weeks.”

I caught up with Scott Cutler, executive vice president at the NYSE, to discuss what he calls the Nasdaq’s “propaganda campaign,” recent wins for the Big Board and why he thinks the proposed merger with Deutsche Börse would make more sense for NYSE shareholders than going with “the other guy.”

Let’s start with the series of coups lately for the Big Board.

LinkedIn, Pandora and RenRen all decided to go with the NYSE over the Nasdaq. What’s the back story there?

While the NASDAQ has been raging their propaganda campaign, we’re winning the ground war—especially on the IPOs. If you look at everything that’s happened so far this year, from the large private equity transactions—we have won every single one— to the technology transactions— RenRen, LinkedIn, Pandora, The Active Network, Freescale— it’s really been a complete sweep of the table for the NYSE. We remain very focused on extending our global community to emerging growth, technology focused companies wherever they’re coming from. We’re seeing these companies come from the Valley, obviously from the Midwest, New York, China. We are going to see one of our first technology-focused listings from Latin America later on this year.

Which listing would that be?

I can’t say.

So what’s the pitch? Why should a technology-focused company go with the NYSE?

The pitch for us continues to be a business partnership that leverages our brand, our network and our community for their business benefit. If you looked at LinkedIn, what brought us to the table was our track record of technology, our track record in the Valley and the relationship we’ve built with their management team over the last couple years. What brought us over the finish line was a partnership that leveraged our professional community with theirs. There are great business synergies with a lot of the companies we’re working with and I think that’s why we win.

The Nasdaq recently suggested that the NYSE was losing ground in stock listings.

That statement is absolutely ridiculous. Look at the facts.

We were number one in the world in the first quarter in capital raising. Nasdaq was number ten. We represented 66% of the technology IPOs in the first quarter. Every single private equity firm—100%– listed on the NYSE. It has essentially been a complete crushing of the Nasdaq.

Of companies that are already listed, we’ve had four transfers so far this year, even with the proposed merger with Deutsche Börse. We’ve had Imax and SuccessFactors. Successfactors announced their transfer from Nasdaq, their listing on our Euronext market and their listing on Deutsche Börse— and that deal hasn’t even closed yet. And later on this week, we will be announcing another tech transfer. We haven’t had any that have gone the other way. Eighteen have come from Nasdaq. So there’s actually not one metric or quadrant in the world or sector in which Nasdaq is beating the NYSE. Not one.

Are these companies coming to you? Or is this part of a broader outreach strategy?

It’s both. We have an active outreach that continues to be an area of intense competition. It’s similar to the IPO landscape where we develop relationships and convince people of the value proposition. Imax is making this move because they wanted to show the world that they are a global company with a global presence and their partnership with the NYSE could deliver that. SuccessFactors was about global partnerships and global listing. As companies are evolving, they are looking for global partners and finding that at the NYSE.

Let’s talk about the proposed takeover.

Proposed merger, right?

Okay, the proposed merger with Deutsche Börse.

The NYSE is the leader in global listings. We are the leader in cash equities, but we are the number four player globally in the derivatives marketplace. So the combination with Deutsche Börse really creates the largest exchange group in the world by market capitalization, the leader in the derivatives market and the leader in technology and market data. That global leadership position is where we want to be.

I understand Duncan Niederauer is now meeting with shareholders every day to garner support for the Deutsche Boerse merger. What’s next?

There’s a shareholder vote in early July and shareholders will be voting on the DB deal. In light of Nasdaq’s hostile deal, we have to convince shareholders that this is the right strategy and they’re getting the best value out of this transaction.

Everyone’s holding their breath for a few select companies to go public. What are you doing to ensure those companies list on the Big Board?

We are very focused on the next emerging category leaders and we are going to focus on every space in which we compete, which is everywhere. There has been a change in the mindset. As more of these companies go public on the NYSE—and succeed— it creates a lot more excitement around the opportunity to go public. So I think the actors that will go public in the next few weeks– LinkedIn, Pandora—are a teaser for some really significant transactions to come, whether that’s Groupon or Gilt or Facebook or others. I don’t know if the NYSE’s position in the marketplace has ever been stronger.

What role is the NYSE playing in opening up access to markets?

We’ve been pushing for an amendment to Sarbanes-Oxley… which provides more companies with greater access to public markets at lower thresholds.

We’ve also been advocating on behalf of capital markets in the U.S.

It’s a role and responsibility we take pretty seriously.

Are you reserving any specific stock symbols we should know about? We do.

If a company wants a symbol, we’ll reserve it for them but your symbol does not necessarily represent which market you’re going to list on anymore.

Nasdaq Transfers to the NYSE

Company	Ticker	Transfer Date	Market Cap
Kapstone Paper and Packaging	KS	1/4/10	447.78
Targa Resources Partners LP	NGLS	1/25/10	1,613.37
Charles Schwab Corp.	SCHW	3/5/10	22,604.42
Paragon Shipping Inc.	PRGN	3/24/10	233.93
Inergy Holdings, L.P.	NRGP	3/24/10	1,485.70
Inergy, L.P.	NRGY	3/24/10	2,442.70
Knight Capital Group, Inc.	KCG	5/25/10	1,344.83
Monmouth Real Estate Inv.	MNR	6/1/10	233.62
Corporate Executive Board Co.	EXBD	8/20/10	1,000.74
United Continental Holdings	UAL	10/1/10	7,817.75
GFI Group Inc.	GFIG	10/5/10	607.38
Main Street Capital Corp.	MAIN	10/14/10	299.72
Compass Diversified Holdings	CODI	11/1/10	696.38
Triangle Capital Corp.	TCAP	12/29/10	286.98

USANA Health Services Inc	USNA	1/3/11	693.85
Imax Corp.	IMAX	2/11/11	1,800.99
Miller Energy Resources	MILL	4/12/11	225.71

Upcoming Company	Ticker	Transfer Date	MC
SuccessFactors	SFSF		3,085.04

[Editor’s Note: This interview has been condensed and the order of questions has been slightly rearranged for clarity.]